Exhibit 99.4

Needham & Company, Inc.

December 5, 2003

Southwall Technologies Inc.
3975 East Bayshore Road
Palo Alto, California 94304
Attn.: Mr. Thomas G. Hood, President

Ladies and Gentlemen:

Reference is made to that certain letter agreement dated November 11, 2003 (as amended by letter dated November 26, 2003, the "Letter Agreement"), between Southwall Technologies Inc. ("Southwall") and Needham & Company, Inc. ("Needham"), with respect to a proposed extension of credit to and equity financing in Southwall by Needham.

Southwall and Needham agree that the Letter Agreement be and hereby is amended to change the date in Section 6 of thereof ("Definitive Agreements") from "December 5, 2003" to "December 12, 2003." Except to the extent amended hereby, the provisions of the Letter Agreement shall be unaffected hereby and shall continue in full force and effect.

Please indicate your agreement hereto by signing below.

Very truly yours,

Needham & Company, Inc.

By: /s/ John C. Michaelson
Name: John C. Michaelson
Title: General Partner, Needham Capital Partners

Agreed to and accepted by:

Southwall Technologies Inc.

By: /s/ Thomas G. Hood
Name: Thomas G. Hood
Title: President and CEO